UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2014

BOINGO WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35155 (Commission File Number)	95-4856877 (I.R.S. Employer Identification Number)

10960 Wilshire Blvd., Suite 800

Los Angeles, California 90024

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (310) 586-5180

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2014, we entered into an amendment to our agreement with the City of Chicago pursuant to which we provide our network offerings at the Chicago O’Hare and Chicago Midway Airports.  In connection with this amendment, we have agreed to make certain upgrades to our network and certain changes to our product offerings at these airports, and the extension option under this agreement takes effect such that the term of this agreement with the City of Chicago has been extended by three years, from December 31, 2015, to December 31, 2018.

The foregoing description of Amendment No 2 to License Agreement for Wireless Communications Access System, by and between City of Chicago and Chicago Concourse Development Group, LLC dated November 17, 2005, does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment which will be filed with our Annual Report on Form 10-K for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOINGO WIRELESS, INC.

DATE: January 7, 2015	By:	/s/ Peter Hovenier
Peter Hovenier
Chief Financial Officer and Secretary